EXHIBIT 24

POWER OF ATTORNEY

        We, the undersigned Directors and Officers of The Black & Decker Corporation (the “Corporation”), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, and any and all amendments thereto.

/S/ NOLAN D. ARCHIBALD
Nolan D. Archibald

Norman R. Augustine

/S/ BARBARA L. BOWLES
Barbara L. Bowles

/S/ GEORGE W. BUCKLEY
George W. Buckley

/S/ M. ANTHONY BURNS
M. Anthony Burns

/S/ KIM B. CLARK
Kim B. Clark

/S/ MANUEL A. FERNANDEZ
Manuel A. Fernandez

/S/ BENJAMIN H. GRISWOLD, IV
Benjamin H. Griswold, IV

Director, Chairman, President and Chief Executive Officer (Principal Executive Officer) Director Director Director Director Director Director Director	February 8, 2007 February 8, 2007 February 8, 2007 February 8, 2007 February 8, 2007 February 8, 2007 February 8, 2007 February 8, 2007

/S/ ANTHONY LUISO Anthony Luiso Robert L. Ryan /S/ MARK H. WILLES Mark H. Willes /S/ MICHAEL D. MANGAN Michael D. Mangan /S/ CHRISTINA M. McMULLEN Christina M. McMullen	Director Director Director Senior Vice President and Chief Financial Officer (Principal Financial Officer) Vice President and Controller (Principal Accounting Officer)	February 8, 2007 February 8, 2007 February 8, 2007 February 8, 2007 February 8, 2007